EXHIBIT 34
                                                                      ----------


                             JOINT FILING AGREEMENT

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this amendment to Schedule 13D. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date:  June 8, 2005

ARTSFARE 1992 IRREVOCABLE TRUST
ARTSFARE 2003 TRUST
ETERNITY ONE TRUST
ETERNITY TWO TRUST
JAFASA CONTINUED IRREVOCABLE TRUST
JAMES M. DUBIN
JMD DELAWARE, INC.
JPMORGAN TRUST COMPANY OF DELAWARE
MA 1994 B SHARES, INC.
MA 1994 B SHARES, L.P.
MA 1997 HOLDINGS, INC.
MA 1997 HOLDINGS, L.P.
MBA I, L.P.
MICKY ARISON
NICKEL 1994 "B" TRUST
NICKEL 2003 GRAT
NICKEL CONTINUED IRREVOCABLE TRUST
SUNTRUST DELAWARE TRUST COMPANY
SHARI ARISON
TAMMS INVESTMENT COMPANY, LIMITED PARTNERSHIP
TAMMS MANAGEMENT CORPORATION


By: /s/ John J. O'Neil
    ------------------------------------
    John J. O'Neil, Attorney-in-Fact



JMD-LMA PROTECTOR, INC.
KNIGHT PROTECTOR, INC.

By: /s/ John J. O'Neil
    ------------------------------------
    John J. O'Neil, Authorized Signatory



/s/ John J. O'Neil
----------------------------------------
John J. O'Neil